Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS PRELIMINARY UNAUDITED FISCAL 2014

FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, March 17, 2015. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today announced its preliminary unaudited financial results for the fiscal 2014 fourth quarter and fiscal year, which ended January 31, 2015.

The financial results discussed in this press release regarding the fiscal 2014 results are unaudited and should be considered preliminary and subject to change. The Company plans to file its 2014 Annual Report on Form 10-K on or before the due date of May 1, 2015.

Fourth Quarter Results

The Company reported net sales of $412.4 million for the fiscal 2014 fourth quarter, a decrease of $23.1 million, or 5.3% compared to the fiscal 2013 fourth quarter. The decrease was attributable to the effect of store closures, lower same store sales and an unfavorable foreign currency translation effect on the Company’s non-U.S. sales, partially offset by new store sales and an increase in shipments to franchisees. Net sales would have decreased 1.5% excluding the impact of foreign currency exchange rate changes.

Consolidated same store sales decreased 2.3%, with North America same store sales decreasing 1.5% and Europe same store sales decreasing 3.8%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage decreased 160 basis points to 49.8% during the fiscal 2014 fourth quarter versus 51.4% for the prior year quarter. This reduction in gross profit percentage consisted of a 170 basis point decrease in merchandise margin, partially offset by a 10 basis point decrease in occupancy costs. The decrease in merchandise margin rate resulted primarily from an increase in promotional markdowns, sales mix shifts and higher freight costs.

Selling, general and administrative expenses decreased $7.8 million, or 5.8%, compared to the fiscal 2013 fourth quarter. As a percentage of net sales, selling, general and administrative expenses decreased 10 basis points. Selling, general, and administrative expenses would have decreased $2.5 million excluding a favorable $5.3 million foreign currency translation effect. This decrease primarily resulted from the closure of our former China operations and from reductions in compensation-related expenses, such as store payroll, bonus and non-cash stock-based compensation expense.

Adjusted EBITDA in the fiscal 2014 fourth quarter was $84.7 million compared to $95.7 million last year. Adjusted EBITDA would have been $88.6 million excluding foreign currency exchange rate changes in the fourth quarter of 2014. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other items. A reconciliation of net income (loss) to Adjusted EBITDA is attached.

As of January 31, 2015, cash and cash equivalents were $29.4 million, including restricted cash of $2.0 million. Our revolvers were undrawn and we had $151.5 million borrowing availability under our Credit Facilities as of that date. The fiscal 2014 fourth quarter cash balance decrease of $0.8 million consisted of positive impacts of $84.7 million of Adjusted EBITDA and $31.8 million from seasonal working capital, offset by $74.9 million from net payments under the Credit Facilities, $27.6 million of cash interest payments, $7.1 million of capital expenditures and $7.7 million for tax payments and other items.

In connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets, we recorded an estimated goodwill impairment charge of $123.2 million during the 2014 fourth quarter. The Company also recorded an estimated impairment charge of $5.0 million for identifiable intangible assets. These estimated impairment charges should be considered preliminary and subject to change. These estimated impairment charges are non-cash, and do not affect any of the terms of the Company’s Credit Facilities or Indenture agreements, and do not have any effect on our liquidity or cash flow.

Fiscal 2014 Results

Fiscal 2014 net sales were $1.5 billion, a decrease of $18.9 million, or 1.3% compared to fiscal 2013. Consolidated same store sales decreased 2.2% in fiscal 2014. In North America, same store sales decreased 2.9% in fiscal 2014 while Europe same store sales decreased 1.2%. Net sales would have decreased 0.9% excluding the impact from foreign currency rate changes.

In connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets, we recorded an estimated goodwill impairment charge of $123.2 million during the 2014 fourth quarter. The Company also recorded an estimated impairment charge of $5.0 million for identifiable intangible assets. These estimated impairment charges should be considered preliminary and subject to change. These estimated impairment charges are non-cash, and do not affect any of the terms of the Company’s Credit Facilities or Indenture agreements, and do not have any effect on our liquidity or cash flow. The estimated impairment charge will be finalized prior to the filing of the 2014 Annual Report on Form 10-K.

Adjusted EBITDA in fiscal 2014 was $248.0 million, compared to $268.8 million in fiscal 2013. Adjusted EBITDA would have been $252.0 million excluding foreign currency exchange rate changes in fiscal 2014. Net loss for Fiscal 2014 was $207.6 million. A reconciliation of net income (loss) to Adjusted EBITDA is attached.

Store Count as of:	January 31, 2015	November 1, 2014	February 1, 2014

North America	1,837	1,876	1,912
Europe	1,161	1,162	1,185
China	—	—	17

Subtotal Company-operated	2,998	3,038	3,114

Franchise	442	434	421

Total global stores	3,440	3,472	3,535

Concession store-in-stores	130	125	20

Conference Call Information

The Company will host its fourth quarter conference call on Wednesday, March 18, at 10:00 a.m. (Eastern Time). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” An audio replay will be available through April 18, 2015, by dialing 866-491-2909 (domestic) or 203-369-1717 (international). The password is 54291. The conference call will also be webcast and archived until April 18, 2015 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking the “Financial” tab and choosing the “Events” link.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of January 31, 2015, Claire’s Stores, Inc. operated 2,998 stores in 17 countries throughout North America and Europe, excluding concession store-in-store locations. The Company franchised 442 stores in 29 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store-in-store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the SEC on April 2, 2014. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(PRELIMINARY AND UNAUDITED)

(In thousands)

FOURTH FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	January 31, 2015	February 1, 2014
Net sales	$412,410	$435,530
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	207,212	211,645

Gross profit	205,198	223,885

Other expenses:
Selling, general and administrative	127,659	135,451
Depreciation and amortization	16,214	23,815
Impairment of assets	128,157 (1)	—
Severance and transaction-related costs	3,721	2,336
Other income, net	(4,845)	(1,961)

	270,906	159,641

Operating income (loss)	(65,708)	64,244
Interest expense, net	54,270	54,177

Income (loss) before income tax expense	(119,978)	10,067
Income tax expense	2,071	2,652

Net income (loss)	$(122,049)	$7,415

FISCAL YEAR TO DATE

	Twelve Months	Twelve Months
	Ended	Ended
	January 31, 2015	February 1, 2014
Net sales	$1,494,251	$1,513,177
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	767,459	753,631

Gross profit	726,792	759,546

Other expenses:
Selling, general and administrative	505,488	513,253
Depreciation and amortization	73,583	73,971
Impairment of assets	128,157 (1)	—
Severance and transaction-related costs	8,236	5,118
Other income, net	(7,132)	(4,568)

	708,332	587,774

Operating income	18,460	171,772
Loss on early debt extinguishment	—	4,795
Interest expense, net	217,179	223,361

Loss before income tax expense	(198,719)	(56,384)
Income tax expense	8,863	8,923

Net loss	$(207,582)	$(65,307)

(1)	Represents estimated impairment charges recorded in connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(PRELIMINARY AND UNAUDITED)

	January 31, 2015	February 1, 2014
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents inclusive of restricted cash of $2,029 and $0, respectively	$29,415	$58,343
Inventories	145,908	178,882
Prepaid expenses	17,349	19,471
Other current assets	27,474	26,305

Total current assets	220,146	283,001

Property and equipment:
Furniture, fixtures and equipment	248,162	260,709
Leasehold improvements	324,306	335,858

	572,468	596,567
Less accumulated depreciation and amortization	(365,036)	(347,408)

	207,432	249,159

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(4,514)	(3,611)

	13,541	14,444

Goodwill	1,426,899 (1)	1,550,056
Intangible assets, net of accumulated amortization of $70,374 and $65,194, respectively	517,362 (1)	541,095
Deferred financing costs, net of accumulated amortization of $25,465 and $38,917, respectively	32,525	39,481
Other assets	45,672	54,396

	2,022,458	2,185,028

Total assets	$2,463,577	$2,731,632

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities:
Trade accounts payable	$69,826	$84,364
Income taxes payable	1,780	3,729
Accrued interest payable	67,790	68,338
Accrued expenses and other current liabilities	93,505	94,727

Total current liabilities	232,901	251,158

Long-term debt	2,376,478	2,378,786
Obligation under capital lease	16,954	17,124
Deferred tax liability	115,819	119,564
Deferred rent expense	35,265	32,000
Unfavorable lease obligations and other long-term liabilities	13,538	16,033

	2,558,054	2,563,507

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	619,325	619,499
Accumulated other comprehensive loss, net of tax	(37,698)	(1,109)
Accumulated deficit	(909,005)	(701,423)

	(327,378)	(83,033)

Total liabilities and stockholder’s deficit	$2,463,577	$2,731,632

(1)	Includes estimated impairment charges recorded in connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets.

Net Income (Loss) Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(PRELIMINARY AND UNAUDITED)

(In Thousands)

	Three Months Ended January 31, 2015	Three Months Ended February 1, 2014	Twelve Months Ended January 31, 2015	Twelve Months Ended February 1, 2014
Net income (loss)	$(122,049)	$7,415	$(207,582)	$(65,307)
Income tax expense	2,071	2,652	8,863	8,923
Interest expense	54,278	54,186	217,215	223,425
Interest income	(8)	(9)	(36)	(64)
Impairment of assets (a)	128,157	—	128,157	—
Depreciation and amortization	16,214	23,815	73,583	73,971
Loss on early debt extinguishment	—	—	—	4,795
Stock compensation, book to cash rent, intangible amortization (b)	2,003	944	7,649	4,549
Management fee, consulting expense (c)	675	865	3,060	3,115
Other (d)	3,317	5,880	17,061	15,353

Adjusted EBITDA	$84,658	$95,748	$247,970	$268,760

a)	Represents estimated impairment charges recorded in connection with the Company’s annual assessment of impairment of goodwill and other indefinite-lived intangible assets.
b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners and consulting expenses.
d)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures; other payments associated with store closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; and severance and transaction related costs.